EXHIBIT 99.2

Rocket Companies Announces Early Tender Results of Exchange Offers and Consent Solicitations for Any and All of Nationstar Mortgage Holdings Inc.’s 6.500% Senior Notes Due 2029 and 7.125% Senior Notes Due 2032 and Receipt of Requisite Consents

DETROIT, /PRNewswire/ August 15, 2025 – Rocket Companies, Inc. (NYSE: RKT) (the “Company” or “Rocket Companies”), the Detroit-based fintech platform including mortgage, real estate, title and personal finance businesses, announced the early results as of 5:00 p.m., New York City time, on August 15, 2025 (the “Early Tender Date”) of the previously announced offers to exchange and consent solicitations (collectively, the “Exchange Offers and Consent Solicitations”) for the $750.0 million aggregate principal amount of outstanding 6.500% Senior Notes due 2029 (the “2029 Notes”) and $1.0 billion aggregate principal amount of outstanding 7.125% Senior Notes due 2032 (the “2032 Notes” and, together with the 2029 Notes, the “Existing Notes”) of Nationstar Mortgage Holdings Inc. (“Nationstar”), a direct subsidiary of Mr. Cooper Group Inc. (“Mr. Cooper”), for up to $1.75 billion aggregate principal amount of new senior notes issued by the Company (the “New Rocket Notes”). The Exchange Offers and Consent Solicitations are being conducted in connection with the Company’s pending acquisition of Mr. Cooper (the “Mr. Cooper Acquisition”).

The below table presents, according to information provided to the Company by D.F. King & Co., Inc., the Depositary and Information Agent for the Exchange Offers and Consent Solicitations, the aggregate principal amount of Existing Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date (the “Early Tender Notes”) and the percent of the aggregate principal amount of Notes outstanding constituting Early Tender Notes.

Title of Series of Existing Notes	CUSIP Number	Aggregate Principal Amount Outstanding	Aggregate Principal Amount of Early Tender Notes	Percent of Outstanding Principal Amount Tendered	Exchange Consideration of New Rocket Notes (Principal Amount)(1)(2)	Consent Payment in Cash
6.500% Notes due 2029	144A CUSIP: 63861CAG4	$750,000,000	$738,342,000	98.45%	$1,000	$2.50

	Reg S CUSIP: U6377NAF5

7.125% Notes due 2032	144A CUSIP: 63861CAF6	$1,000,000,000	$954,213,000	95.42%	$1,000	$2.50

	Reg S CUSIP: U6377NAE8

(1)	For each $1,000 principal amount of Early Tender Notes accepted for exchange.
(2)	The New Rocket Notes (as defined herein) will accrue interest from (and including) the most recent date on which interest has been paid on the corresponding series of Existing Notes accepted in the Exchange Offers (as defined herein). Because the Majority Noteholder Consents (as defined herein) have been received as of the Early Tender Date, the Exchange Consideration for each $1,000 principal amount of the Existing Notes tendered after the Early Tender Date and not validly withdrawn at or prior to the Expiration Date will equal $1,000 principal amount of the applicable series of the New Rocket Notes.

Because the Company received consents from eligible holders (each such holder, an “Eligible Holder” and collectively, the “Eligible Holders”) of a majority of the aggregate principal amount of each series of outstanding Existing Notes (in each case, the “Majority Noteholder Consents”), Nationstar executed and delivered a supplemental indenture to each of the relevant Indentures (each, a “Supplemental Indenture”), (i) eliminating the requirement to make a “Change of Control” offer for the related Existing Notes following the consummation of the Mr. Cooper Acquisition and future transactions, (ii) eliminating substantially all of the restrictive covenants in the applicable Indenture and the Existing Notes, (iii) eliminating certain conditions to legal defeasance or covenant defeasance in the applicable Indenture and the Existing Notes and (iv) eliminating all events of default other than events of default relating to the failure to pay principal of and interest on the Existing Notes (collectively, the “Proposed Amendments”).

Each Supplemental Indenture became effective upon execution, but provides that the applicable Proposed Amendments will not become operative until the Company accepts for exchange the Existing Notes validly tendered and not withdrawn in the Exchange Offers and Consent Solicitations. Tenders of Existing Notes by such Eligible Holder may be withdrawn at any time prior to the Expiration Date; however the related consent delivered by such Eligible Holder may no longer be withdrawn (including during any extension of the Expiration Date).

The Exchange Offers and Consent Solicitations will expire at 5:00 p.m., New York City time, on September 2, 2025, unless extended or earlier terminated by the Company (the “Expiration Date”). The “Settlement Date” is expected to be on or before the second business day following the Expiration Date. The Company anticipates extending the Expiration Date until such time that the Mr. Cooper Acquisition may be consummated substantially concurrently with the Settlement Date. No tenders submitted after the Expiration Date will be valid.

As the Majority Noteholder Consents were received as of the Early Tender Date, for each $1,000 principal amount of Existing Notes validly tendered after the Early Tender Date but prior to the Expiration Date, Eligible Holders will be eligible to receive $1,000 principal amount of New Rocket Notes (plus cash in respect of any fractional portion of New Rocket Notes) (the “Exchange Consideration”). To be eligible to receive the Exchange Consideration, Eligible Holders must (i) have validly tendered (and not validly withdrawn) their Existing Notes at or prior to the Early Tender Date and (ii) beneficially own such Existing Notes at the Expiration Date. An Eligible Holder that validly tendered Existing Notes and delivered (and did not validly revoke) a consent prior to the Early Tender Date, but withdraws such Existing Notes after the Early Tender Date but prior to the Expiration Date, will receive the consent payment of $2.50 in cash per $1,000 principal amount of such Existing Notes, even if such Eligible Holder is no longer the beneficial owner of such Existing Notes at the Expiration Date.

The New Rocket Notes will be unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by (a) Rocket Mortgage, LLC (“Rocket Mortgage”), (b) each of Rocket Mortgage’s direct and indirect domestic, wholly owned subsidiaries that are issuers or guarantors under Rocket Mortgage’s existing senior notes, (c) Redfin Corporation, (d) Mr. Cooper and (e) each of Mr. Cooper’s direct and indirect domestic, wholly owned subsidiaries that are issuers or guarantors under the Existing Notes (such guarantors, collectively, the “Guarantors”).

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In addition, the New Rocket Notes issued in the Exchange Offers and Consent Solicitations for validly tendered Existing Notes will have an interest rate and maturity date that is identical to that of the tendered Existing Notes, as well as identical interest payment dates and optional redemption prices. Each series of New Rocket Notes will accrue interest from (and including) the most recent date on which interest has been paid on the corresponding series of Existing Notes accepted in the Exchange Offers and Consent Solicitations.

The terms and conditions of the Exchange Offers and Consent Solicitations are described in an Offering Memorandum and Consent Solicitation Statement, dated August 4, 2025 (the “Offering Memorandum and Consent Solicitation Statement”). The consummation of the Exchange Offers and Consent Solicitations for the Existing Notes of any series are subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offering Memorandum and Consent Solicitation Statement, including, among other things, the substantially concurrent consummation of the Mr. Cooper Acquisition on terms and conditions set forth in the Agreement and Plan of Merger, dated as of March 31, 2025 (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, Maverick Merger Sub, Inc., Maverick Merger Sub 2, LLC, and Mr. Cooper.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

D.F. King & Co., Inc. has been retained to serve as both the depositary and the information agent (the “Depositary and Information Agent”) for the Exchange Offers and Consent Solicitations. Requests for copies of the Offering Memorandum and Consent Solicitation Statement and other related materials should be directed to D.F. King & Co., Inc. at RKT@dfking.com (email), (800) 549-6864 (U.S. Toll-Free) or (212) 390-0450 (Banks and Brokers).

None of Rocket Companies, its board of directors, Mr. Cooper, Nationstar, the Guarantors, the Dealer Managers (as defined int the Offering Memorandum and Consent Solicitation Statement), the Depositary and Information Agent, the Trustee under the Indentures, or any of their affiliates, makes any recommendation as to whether holders of the Existing Notes should tender any Existing Notes in response to the Exchange Offers and Consent Solicitations. The Exchange Offers and Consent Solicitations are made only by the Offering Memorandum and Consent Solicitation Statement. The Exchange Offers and Consent Solicitations are not being made to holders of Existing Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Exchange Offers and Consent Solicitations are required to be made by a licensed broker or dealer, the Exchange Offers and Consent Solicitations will be deemed to be made on behalf of the Company by the Dealer Managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

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Forward-Looking Statements

This press release contains statements herein regarding the proposed transaction between Rocket Companies and Mr. Cooper. Future financial and operating results; benefits and synergies of the transaction; future opportunities for the combined company; the conversion of equity interests contemplated by the Merger Agreement; the issuance of common stock of Rocket Companies contemplated by the Merger Agreement; the expected timing of the closing of the proposed transaction; the ability of the parties to complete the proposed transaction considering the various closing conditions and any other statements about future expectations that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this communication, other than statements of historical fact, are forward-looking statements that may be identified by the use of words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. Such forward-looking statements are based upon current beliefs, expectations and discussions related to the proposed transaction and are subject to significant risks and uncertainties that could cause actual results to differ materially from the results expressed in such statements.

Risks and uncertainties include, among other things, (i) the risk that the proposed transaction may not be completed in a timely basis or at all, which may adversely affect Rocket Companies’ and Mr. Cooper’s businesses and the price of their respective securities; (ii) the potential failure to receive, on a timely basis or otherwise, the required approvals of the proposed transaction, including stockholder approval by Mr. Cooper’s stockholders, and the potential failure to satisfy the other conditions to the consummation of the proposed transaction; (iii) the effect of the announcement, pendency or completion of the proposed transaction on each of Rocket Companies’ or Mr. Cooper’s ability to attract, motivate, retain and hire key personnel and maintain relationships with others with whom Rocket Companies or Mr. Cooper does business, or on Rocket Companies’ or Mr. Cooper’s operating results and business generally; (iv) that the proposed transaction may divert management’s attention from each of Rocket Companies’ and Mr. Cooper’s ongoing business operations; (v) the risk of any legal proceedings related to the proposed transaction or otherwise, including the risk of stockholder litigation in connection with the proposed transaction, or the impact of the proposed transaction thereupon, including resulting expense or delay; (vi) that Rocket Companies or Mr. Cooper may be adversely affected by other economic, business and/or competitive factors; (vii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require payment of a termination fee; (viii) the risk that restrictions during the pendency of the proposed transaction may impact Rocket Companies’ or Mr. Cooper’s ability to pursue certain business opportunities or strategic transactions; (ix) the anticipated tax treatment of the proposed transaction may not be obtained, risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction; (x) the risk that the anticipated benefits and synergies of the proposed transaction may not be fully realized or may take longer to realize than expected; (xi) the impact of legislative, regulatory, economic, competitive and technological changes; (xii) risks relating to the value of Rocket Companies securities to be issued in the proposed transaction; (xiii) the risk that integration of the Rocket Companies and Mr. Cooper businesses post-closing may not occur as anticipated or the combined company may not be able to achieve the anticipated synergies expected from the proposed transaction, and the costs associated with such integration; and (xiv) the effect of the announcement, pendency or completion of the proposed transaction on the market price of the common stock of each of Rocket Companies and Mr. Cooper.

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These risks, as well as other risks related to the proposed transaction, are more fully described in a registration statement on Form S-4/A (the “Registration Statement”) filed by Rocket Companies with the Securities and Exchange Commission (the “SEC”) on July 25, 2025 in connection with the proposed transaction. While the list of factors presented here and the list of factors presented in the Registration Statement are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Additional factors that may affect future results are contained in each company’s filings with the SEC, including each company’s most recent Annual Report on Form 10-K and Form 10-K/A, as it may be updated from time to time by quarterly reports on Form 10-Q and current reports on Form 8-K, all of which are available at the SEC’s website http://www.sec.gov. The information set forth herein speaks only as of the date hereof, and any intention or obligation to update any forward-looking statements as a result of developments occurring after the date hereof is hereby disclaimed.

Investor Relations Contact:

Sharon Ng

ir@rocket.com

(313) 769-2058

Media Contact:

Aaron Emerson

aaronemerson@rocket.com

(313) 373-3035

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